                                                                    EXHIBIT 10.1

                     LEAD GENERATION COLLABORATION AGREEMENT

     This LEAD GENERATION COLLABORATION AGREEMENT (the "Agreement"), effective as of July 18, 2001 (the "Effective Date"), is made by and between Array BioPharma Inc., a Delaware corporation having its principal offices located at 1885 33rd Street, Boulder, CO 80301 ("Array"), and Takeda Chemical Industries, Ltd., a Japanese corporation having a place of business at 1-1, Doshomachi 4-Chome, Chuo-ku, Osaka 540-8645, Japan ("Takeda").


                                   BACKGROUND

     A. Array has developed novel, proprietary methods for the discovery, generation and optimization of lead compounds;

     B. Takeda and Array desire to collaborate to identify lead compounds that have activity in the Field (as defined below); and

     C. Takeda wishes to develop and commercialize the Products (as defined below) in the Field, on the terms and conditions herein;

     NOW, THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

     1. DEFINITIONS

     As used herein, the following terms will have the meanings set forth below:

     1.1 "Affiliate" shall mean any corporation or other entity which is directly or indirectly controlling, controlled by or under common control of a party hereto for so long as such control exists. For the purposes of this
Section 1.1, "control" shall mean the direct or indirect ownership of at least fifty percent (50%) of the outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding the maximum voting right that may be held by the particular party under the laws of the country where such entity exists.

     1.2 "Array Technology" shall mean (i) all information, data, know-how, patents and patent applications that are necessary to conduct the Research Program, and (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, or extensions, thereof and any substitutions, confirmations or registrations of any of the foregoing, in each case, which is owned or Controlled by Array.



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     1.3 "Collaboration Compound" shall mean any Lead Compound, or any
Derivative Compound that has been selected by Takeda for further development.

     1.4 "Collaboration Technology" shall mean (i) all information, data, know-how, patents and patent applications the subject of which is an invention conceived and reduced to practice solely or jointly by Array and/or Takeda personnel in the course of performing, or in connection with, the Research Program, including without limitation any such inventions comprising a Compound or Derivative Compound, or method of use or process for the synthesis thereof or composition-of-matter containing such Compound or Derivative Compound, and (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the subject matter of the patent applications or patents in (i) above, and any substitutions, confirmations, registrations or revalidations of any of the foregoing.

     1.5 "Compound" means a chemical entity synthesized by or on behalf of Array and delivered to Takeda in the course of the Research Program.

     1.6 "Consumer Price Index" or "CPI" means the Consumer Price Index, All Urban Consumers, as published by the U.S. Bureau of Labor Statistics.

     1.7 "Control," "Controls" or "Controlled" means possession of the ability to grant licenses or sublicenses to the other party hereto (other than by virtue of this Agreement and the licenses granted herein), without violating the terms of any agreement or other arrangement with, or the rights of, any Third Party.

     1.8 "Derivative Compound" shall mean any chemical entity made by or on behalf of Takeda which:


          (a) results from a chemical synthesis program based on one or more Compounds;

          (b) is based on structure-activity data relating to a Compound in the Field; or

          (c) is covered by the claims of any patent application or patent filed by Takeda, in accordance with Section 6.2(a) and 6.2(b) below, which patent application or patent discloses any compound in subsection (a), or (b) above.

"Derivative Compound" also includes any compound made based on, derived from, or related to another Derivative Compound in any way set forth in subsections (a),
(b) or (c) above.

          1.9 "Extension Period" shall have the meaning set forth in Section
     2.4.




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     1.10 "Field" shall mean the discovery, and development of small molecule therapeutics for the treatment [***] in humans through the use of a compound, the mechanism of action of which is [***].

     1.11 "FTE" shall mean a full-time person dedicated to the Research Program, or in the case of less than a full-time dedicated person, a full-time, equivalent person year, based upon a total of one thousand eight hundred eighty (1,880) hours per year of work in connection with the Research Program.

     1.12 "Initial Term" shall mean the period commencing on the Effective Date and [***].

     1.13 "Lead Compound" shall mean any Compound which demonstrates activity in the Field in accordance with the criteria set forth on Exhibit 1.

     1.14 "Lead Product" shall mean any therapeutic or prophylactic product for use in the Field, incorporating as an active ingredient a Lead Compound without any covalent modification.

     1.15 "Net Sales" shall mean the gross invoice price by Takeda or its Affiliates or licensees, as the case may be, for all Lead Products sold by Takeda, its Affiliates or licensees ("Selling Party"), under this Agreement in arm's length sales to Third Parties less reasonable deductions allowed to the Third Party customer by the Selling Party to the extent actually taken by such Third Party customer, on such sales for: (a) trade, quantity, and cash discounts; (b) credits, rebates (including those to managed-care entities and government agencies), and allowances or credits to customers on account of rejection or returns (including, but not limited to, wholesaler and retailer returns) or on account of retroactive price reductions affecting such Product;
(c) freight, postage and duties; (d) sales and excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities and any other governmental charges imposed upon the sale of such Lead Product to Third Parties and (e) any other deductions to the extent actually taken by such Third Party customer. Notwithstanding the foregoing, Net Sales shall not include sales among Takeda, its Affiliates and licensees for resale, provided that such resale shall be included within Net Sales.

     1.16 "Product" shall mean any therapeutic or prophylactic product for use in the Field, incorporating as an active ingredient a Collaboration Compound.

     1.17 "Research Program" shall mean the research activities undertaken by the parties pursuant to Article 2 below.

     1.18 "Research Plan" shall mean the written research plan governing the effort of the parties in conducting the Research Program, which may be amended, from time to time by the parties, as they deem necessary or appropriate. The initial Research Plan is attached hereto as Exhibit 2.


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     1.19 "Research Term" shall mean the term of the Research Program, as provided in Section 2.4 below.

     1.20 "SAR Information" shall mean information relating to the relationship between the biological activity of a chemical entity and its molecular structure.

     1.21 "Scaffold" shall mean a core chemical structure, synthesized by a conserved chemistry process.

     1.22 "Takeda Technology" shall mean (i) all information, data, know-how, patents and patent applications that claim an invention comprising Takeda's Scaffolds or other chemical techniques that are necessary to conduct the Research Program, and (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, or extensions, thereof and any substitutions, confirmations or registrations of any of the foregoing, in each case, which is owned or Controlled by Takeda.

     1.23 "Third Party" shall mean any person or entity other than Array and Takeda, and their respective Affiliates.

     2. RESEARCH PROGRAM

     2.1 Goal. The goal of the Research Program is the generation of Compounds and the identification of Lead Compounds within the Field.

     2.2 Research Plan. The Research Plan specifies the Array personnel to conduct activities with respect to the Research Program. If Array desires to change some Array personnel, alternative personnel shall be proposed by Array and approved by Takeda, such approval not to be unreasonably withheld. Takeda shall have the option, at its own expense, to interview such proposed personnel; provided, however, that Takeda shall use diligent efforts to conduct such interviews as expeditiously as possible to avoid delay of the Research Program. The Research Plan may be modified as mutually agreed by Array and Takeda.

     2.3 Research Program Activities. Subject to the terms and conditions set forth herein, the parties agree to conduct research under the Research Plan. During the Research Term, Array and Takeda shall each use their commercially diligent efforts to identify Lead Compounds in accordance with the Research Plan.

          (a) Array Responsibilities. Array shall use reasonable efforts to perform the Research Program, in view of the Array personnel resources to be devoted to the Research Program in accordance with the Research Plan, with the goal of generating Compounds from the Scaffolds and/or the screening results of Compounds fed back from Takeda which may be antagonists against [***], and providing necessary amount of such Compounds, together with related information including without limitation, structural information to Takeda for screening in order to


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     identify Lead Compounds in accordance with the Research Plan. Array shall purify each synthesized Compound to at least [***] purity, as analyzed by liquid chromatography-mass spectroscopy, and to provide Takeda with at least [***] of each Compound to enable Takeda to conduct its activities under the Research Plan. Risk of loss for and title to the Compounds provided by Array to Takeda under this Agreement shall pass from Array to Takeda upon delivery by Array to the shipping agent in the United States designated by Takeda. During the Research Program, Array will provide [***] FTEs to conduct the Research Program, or such greater number as the parties may agree.

          (b) Takeda Responsibilities. Takeda shall use reasonable efforts to promptly screen Compounds provided by Array against the [***]. In addition, Takeda shall provide Array with such support and assistance as Array may reasonably request, including without limitation, providing Array with SAR Information and other Takeda Technology.

          (c) Takeda Participation. During the term of the Research Program, each party shall keep the other informed of its activities in the Field. The parties shall meet in person at least quarterly at mutually agreed locations, with Array's travel, accommodation and other expenses actually incurred for such meetings to be reimbursed by Takeda [***]. It is understood that the conduct of the Research Program will take place primarily at Array's facilities. To ensure participation by Takeda, the parties' respective personnel shall hold at least bi-weekly project meetings, in person or by telephone or videoconference, to exchange information with respect to the Research Program. [***] during the term of the Agreement and subject to Array's approval (with such approval not unreasonably withheld), upon fifteen (15) days written notice to Array, [***].

     2.4 Extension of Research Program Term.


          (a) Option to Extend. Takeda shall have the right to extend the term of the Research Program for up to [***] successive [***] terms beyond the Initial Term (each an "Extension Period"). To exercise such option, Takeda shall so notify Array in writing at least ninety (90) days prior to the end of the Initial Term or the first Extension Period, whichever is applicable and then, Array and Takeda shall negotiate for the amendment of the Research Plan.

          (b) Extension Terms. During each Extension Period, Takeda shall continue to fund the same number of Array FTEs conducting activities under the amended Research Program as Takeda funded at the end of the Initial Term or first Extension Period, whichever is applicable or such other greater number as the parties may agree.

     2.5 Identification of Lead Compounds.


          (a) General. The parties have established that a chemical entity, which meets the guidelines set forth in Exhibit 1, shall be deemed a Lead Compound. Takeda shall promptly notify Array of the identification from the Compounds of any Lead Compound.


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     2.6 Exclusivity. Except as set forth herein, during the Initial Term, any
Extension Periods and for [***] afterwards, Array shall not, without Takeda's consent, conduct, participate in, or fund, directly or indirectly, alone or with an Affiliate or a Third Party, compound discovery research specifically directed to the Field, except pursuant to the Agreement.

     2.7 Substitute Targets. If, during the Initial Term or any Extension Periods, Takeda determines there is insufficient progress toward identification of Lead Compounds in the Field, Takeda may propose, under a separate confidentiality agreement, a substitute target against which Takeda may screen the Compounds without paying any additional consideration. Within [***] days after receipt of Takeda's proposal, Array shall notify Takeda whether such substitute target may be pursued without a conflict with or breach of Array's existing agreements with Third Parties and that Array agrees to pursue such substitute target. Upon Takeda's receipt of Array's agreement to pursue such substitute target, (i) so much of the first sentence of Section 1.10 as reads [***] shall be replaced by the disease state and the identity of the substitute target, respectively. In the event that Array cannot pursue such substitute target proposed by Takeda, then Takeda shall propose another substitute target under this Section 2.7.

     2.8 Records; Inspection. Array and Takeda shall maintain records of the Research Program (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved in the performance of the Research Program (including all data in the form required under any applicable governmental regulations).

     3. LICENSES; OPTION

     3.1 License to Takeda.


          (a) Research License. Subject to the terms and conditions of this Agreement, Array agrees to grant and hereby grants to Takeda under Array's Technology and Array's interest in Collaboration Technology, a non-exclusive, non-transferable, non-sublicensable, royalty-free license, without the right to grant sublicenses, solely to conduct the Research Program.

          (b) Further Activity. Array hereby grants to Takeda under Array's interest in Collaboration Technology, a non-exclusive, royalty-free license, without the right to grant and authorize sublicenses, to exploit the same for purposes inside and outside the Field. Notwithstanding the foregoing, Takeda shall have the right to grant sublicenses for the purposes of making, or having made Compounds and/or Derivative Compounds.

     3.2 Licenses to Array.

          (a) Research License. Subject to the terms and conditions of this Agreement, Takeda agrees to grant and hereby grants to Array under Takeda Technology and Takeda's interest in Collaboration Technology, a non-exclusive, non-transferable, non-sublicensable, royalty-free license, without the right to grant sublicenses, solely to conduct the Research Program.


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          (b) Activities Outside Field. Takeda hereby grants to Array under
     Takeda's interest in Collaboration Technology, a non-exclusive, royalty-free license, with the right to grant and authorize sublicenses, to exploit the same for purposes outside the Field, provided however, that such license shall not extend to the composition of matter and the method of use of any Compounds and/or Derivative Compounds.

     3.3 No Implied Licenses. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license rights shall be created by implication, estoppel or otherwise.

     4. PAYMENTS

     4.1 Research Program Funding.


          (a) Research Phase Payment Schedule. Takeda agrees to pay Array research funding for the conduct of the Research Program in an amount equal to the number of Array FTE's called for in the Research Plan for the applicable year multiplied by the Array FTE Rate (as defined below). The parties may mutually agree to increase the number of Array FTE's at any time. Such payments shall be paid in quarterly installments in advance. In the event that the parties agree to increase the number of FTEs prior to the end of a quarter, then for such quarter Takeda shall make payment to Array for such additional FTEs at the end of such quarter; provided that, for subsequent quarters, Takeda shall make payment for such additional FTEs in advance. Array shall submit an invoice to Takeda at least [***] days before the time each payment is due. The initial payment shall be made within [***] days after the Effective Date, and subsequent payments shall be made on or before each date quarterly thereafter. Such payments are non-creditable and non-refundable.

          (b) FTE Rate. The Array FTE Rate shall be equal to [***] per FTE per year. Effective [***], the FTE Rate shall increase by the percentage increase, if any, in the Consumer Price Index for all Urban Consumers, as published by the U.S. Department of Labor, Bureau of Statistics, since the Effective Date or the last adjustment hereunder, whichever is later.

          (c) Non-FTE Costs. Takeda shall reimburse Array for the actual cost of chemicals, chemical reagents and related materials necessary or useful for conduct of the Research Program, where such materials cost more than [***] total per one order, provided, however, that Array obtains Takeda's approval prior to incurring any such expense. Array shall submit invoices for such materials on a monthly basis, and Takeda shall pay each such invoice within [***] days of receipt thereof. In addition, Takeda shall reimburse any out-of-pocket expenses incurred by Array in connection with the Research Program; provided, however, that Array obtains Takeda's approval prior to incurring any such expense.

          (d) No Withholding. All amounts paid to Array pursuant to this Section
     4.1 shall be made without withholding for taxes or any other charges.



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     4.2 Research and Development Milestones. Takeda shall pay to Array the following amounts within [***] days following the achievement of each occurrence of the following milestones in the Field:

         RESEARCH AND DEVELOPMENT MILESTONES                       AMOUNT
         -----------------------------------                       ------
         1. [***]                                                  [***]

         2. [***]                                                  [***]

         3. [***]                                                  [***]

     For purposes of this Section 4.2: (i) Takeda shall not be required to pay Milestone 1 for a Collaboration Compound that is not chemically distinct from a Collaboration Compound for which Milestone 1 has been paid; (ii) in any event Milestone 1 shall not be payable more than [***] times even if more than [***] chemically distinct Collaboration Compounds are identified; and (iii) clinical trial shall be deemed initiated upon the first dosing of the first patient in such trial.

It is understood, that Milestones 2 and 3 shall be paid [***].

     4.3 Royalties. Takeda shall pay Array a running royalty of [***] on Net Sales of each Lead Product sold by or under authority of Takeda, its Affiliates or licensees.

     4.4 Royalty Term. The obligation of Takeda to pay royalties under Section
4.3 above shall continue on a Lead Product-by-Lead Product and country-by-country basis until the earlier of (i) the expiration of the last issued patent covering the composition of a Lead Product in such country or (ii) [***] after the date of the first commercial sale of such Lead Product in such country.

     5. PAYMENTS; BOOKS AND RECORDS

     5.1 Payment Method. All payments under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by Array. All dollar amounts specified in this Agreement, and all payments made hereunder, are and shall be made in U.S. dollars. Any payments due under this Agreement which are not paid by the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at the U.S. prime rate per annum quoted in the "Money Rates" column of The Wall Street Journal (U.S., Western Edition) on the first business day after such payment is due, plus an additional two percentage points (2%), calculated on the number of days such payment is delinquent. This Section 5.1 shall in no way limit any other remedies available to either party.


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     5.2 Currency Conversion. If any currency conversion shall be required in connection with the calculation of amounts payable hereunder, such conversion shall be made using the average of the buying and selling exchange rate for conversion of the foreign currency in U.S. dollars, quoted for current transactions reported in The Wall Street Journal (U.S., Western Edition) for the last business day of the calendar quarter to which such payment pertains.

     5.3 Taxes.

          (a) Generally. Each party shall bear and, except as otherwise expressly provided in this Section 5.3, pay any and all taxes, duties, levies, and other similar charges (and any related interest and penalties), however designated, imposed on that party as a result of the existence or operation of this Agreement. If laws or regulations require that taxes be withheld, the paying party will (i) deduct those taxes from the remittable payment, (ii) timely pay the taxes to the proper taxing authority, and
     (iii) send proof of payment to the other party within sixty (60) days following that payment.

          (b) Certain Payments. Notwithstanding Section 5.3(a) above, all payments by Takeda specified in Article 4 above are expressed as net amounts and shall be made free and clear of, and without reduction for, any withholding taxes. Any such taxes, which are otherwise imposed on payments to Array, shall be the sole responsibility of Takeda. Takeda shall provide Array with official receipts issued by the appropriate taxing authority or such other evidence as is reasonably requested by Array to establish that such taxes have been paid. Takeda may provide written notice to Array of any foreign tax credits that may be available for use by Array to offset any withholding taxes paid by Takeda under this Agreement, and upon any such notification, Array shall use its best efforts, at Takeda's expense, to obtain such foreign tax credit. If Array uses a foreign tax credit received by Array as a result of the payment of withholding taxes by Takeda and thereby reduces the amount of U.S. income tax that Array otherwise would have paid, Array shall refund to Takeda the amount of such reduction with respect to such foreign tax credit.

     5.4 Royalties.


          (a) Quarterly Reports. Beginning with the first quarter in which a sale of a Lead Product occurs, Takeda shall make quarterly reports to Array within sixty (60) days after the end of each calendar quarter, setting forth in reasonable detail, a calculation of any Net Sales in such quarter. Concurrently with making such report, Takeda shall remit payment to Array for any royalty due under Section 4.3 above.

          (b) Records; Inspection. Takeda shall keep, and require its Affiliates and licensees to keep, complete, true and accurate books of accounts and records for the purpose of determining payments due pursuant to Section 4.3 of this Agreement, if any. Such books and records shall be kept for at least five (5) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection at the principal place of business of Takeda during such five (5) year period by an independent auditor chosen by Array and reasonably acceptable to


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     Takeda for the purpose of verifying the amounts payable by Array hereunder.
     Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. Array's independent auditor shall be obligated to execute a reasonable confidentiality agreement prior to commencing any such inspection and shall inform Array only of the accuracy of payments due pursuant to Section 4.3. Inspections conducted under this Section 5.4 shall be at the expense of Array, unless a variation or error producing an underpayment in amounts payable exceeding ten percent (10%) of the amount paid for the period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection for such period and any underpaid amounts that are discovered will be paid by Takeda, together with interest on such underpaid amounts at the rate set forth in Section 5.1 above. The parties will endeavor to minimize disruption of Takeda's normal business activities to the extent reasonably practicable.

     6. INTELLECTUAL PROPERTY

     6.1 Ownership of Inventions; Disclosure.

          (a) General. Subject to Section 6.1(b) below, title to all inventions and other intellectual property made by employees of Array in the course of performing, or in connection with, the Research Program shall be owned by Array; title to all inventions and other intellectual property made by employees of Takeda in the course of performing, or in connection with, the Research Program shall be owned by Takeda; title to all inventions and other intellectual property made jointly by employees of Takeda and Array in the course of performing, or in connection with, the Research Program shall be deemed jointly owned by Takeda and Array. Inventorship of inventions and other intellectual property conceived and/or reduced to practice pursuant to this Agreement shall be determined in accordance with the patent laws of the United States.

          (b) Notwithstanding Section 6.1(a) above, all compositions of matter within the Collaboration Technology made by Array employees (solely or jointly with Takeda), comprising Compounds and/or Lead Compounds, and all methods of use thereof, within or outside the Field, shall be solely owned by Takeda, and Array hereby assigns all of its rights therein to Takeda. In addition, all compositions of matter within the Collaboration Technology made by Array employees (solely or jointly with Takeda) that fall within the scope of a patent claim that covers a Lead Compound shall be solely owned by Takeda, whether or not such compositions of matter have been synthesized in the course of the Research Program, and Array hereby assigns all of its rights therein to Takeda. Nothing herein shall prevent Takeda from filing a patent or patent application claiming a composition of matter, or method of use thereof, on any invention made solely by Takeda, whether or not such compositions of matter have not been synthesized in the course of the Research Program.

     6.2 Patent Prosecution.


          (a) Jointly-Owned Inventions. Takeda shall have the first right to control the preparation, filing, prosecution and maintenance of patent applications and patents directed to jointly-owned Collaboration Technology, and conducting any interferences, re-examinations,



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     reissues and oppositions with respect thereto. Except as provided in this
     Agreement, neither party shall have an obligation to account to the other, or obtain the consent of the other, with respect to the exploitation (directly or through licensees of third parties) of any jointly-owned invention or intellectual property right, and each party hereby waives any right it may have under the laws of any jurisdiction to require such an accounting or consent.

          (b) Solely-Owned Inventions. Each party shall be responsible, at its expense and in its sole discretion, for preparing, filing, prosecuting and maintaining, in such countries as it deems appropriate, any and all patent applications and patents directed to inventions solely owned by such party pursuant to Section 6.1 above, and conducting any interferences, re-examinations, reissues and oppositions with respect to such patent applications and patents.

     6.3 Cooperation. Takeda and Array shall each reasonably cooperate with and assist the other at its own expense in connection with such activities, at the other party's request, including without limitation by making scientists and scientific records reasonably available to the prosecuting party.

     7. CONFIDENTIALITY

     7.1 Confidential Information. Except as expressly provided herein, the receiving party (hereinafter, the "Receiving Party") shall not disclose to any third party or use for any purpose any Confidential Information furnished to it by the other party (hereinafter the "Disclosing Party") pursuant to this Agreement. For purposes of this Article 7, "Confidential Information" shall mean any information disclosed by the Disclosing Party to the Receiving Party which if disclosed in tangible form is marked "confidential" or with other similar designation to indicate its confidential or proprietary nature or if disclosed orally is indicated orally to be confidential or proprietary by the Disclosing Party at the time of such disclosure and is confirmed in writing as confidential or proprietary by the Disclosing Party within forty-five (45) days after such disclosure. Notwithstanding the foregoing, Confidential Information shall not include any information that, in each case as demonstrated by written documentation: (i) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; (iv) was subsequently lawfully disclosed to the Receiving Party by a third party who did not acquire it directly or indirectly from the Disclosing Party; or (v) was developed by the Receiving Party without use of or reference to any Confidential Information of the Disclosing Party.

     7.2 Permitted Use and Disclosures. The Receiving Party may use and disclose the Confidential Information of the Disclosing Party to the extent necessary to exercise its rights or perform its obligations under this Agreement, in filing or prosecuting applications and patents, prosecuting or defending litigation, complying with applicable governmental regulations or court order or otherwise submitting information to tax or other governmental authorities, conducting trials,

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
or making a permitted sublicense or otherwise exercising license rights expressly granted to the other party to it pursuant to the terms of this Agreement, provided that if the Receiving Party is required to make any such disclosures of the Disclosing Party's Confidential Information, other than pursuant to a confidentiality agreement it shall give reasonable advance notice the Disclosing Party of such disclosure and, save to the extent inappropriate in the case of patent applications, shall use its reasonable efforts to secure confidential treatment of such Confidential Information in consultation with the Disclosing Party prior to its disclosure (whether through protective orders or otherwise) and disclosure only that portion of the Confidential Information necessary to comply with such requirements.

     7.3 Termination of Prior Agreement. This Agreement supersedes the Confidentiality Agreement between the Parties dated January 22, 2001. All information exchanged between the Parties under that Agreement shall be deemed Confidential Information and shall be subject to the terms of this Article 7.

     7.4 Nondisclosure of Terms. Each of the parties hereto agrees not to disclose to any third party the terms of this Agreement without the prior written consent of the other party hereto, except to such party's attorneys, advisors, investors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law. Notwithstanding the foregoing, the parties shall agree upon a press release to announce the execution of this Agreement; thereafter, Array and Takeda may each disclose to third parties the information contained in such press release without the need for further approval by the other.

     8. REPRESENTATIONS AND WARRANTIES

     8.1 Takeda. Takeda represents and warrants on its own behalf and on behalf of its Affiliates that: (i) it has the legal power, authority and right to enter into this Agreement and to perform all of its obligations hereunder; (ii) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms; (iii) it has the full right to enter into this Agreement, and to fully perform its obligations hereunder; (iv) it has not previously granted, and during the term of this Agreement will not knowingly make any commitment or grant any rights which are in conflict in any material way with the rights and licenses granted herein; (v) it shall conduct the Research Program with highly professional standards and in accordance with the Research Plan and all applicable laws; and (vi) it is not , as of the Effective Date, aware of any third party claims or legal proceedings, potential or otherwise, relating to the Takeda Technology..

     8.2 Array. Array represents and warrants that: (i) it has the legal right and power to extend the rights granted in this Agreement; (ii) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms; (iii) it has the full right to enter into this Agreement, and to fully perform its obligations hereunder; (iv) it has not previously granted, and during the term of this Agreement will not knowingly make any commitment or grant any rights which are in conflict in any material way with the rights and licenses granted herein; (v) it shall conduct the Research Program with highly professional standards and in accordance with the



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
Research Plan and all applicable laws; and (vi) it is not , as of the Effective Date, aware of any third party claims or legal proceedings, potential or otherwise, relating to the Array Technology.

     8.3 Disclaimer. Takeda and Array specifically disclaim any guarantee that the Research Program will be successful, in whole or in part. The failure of the parties to successfully develop Lead Compounds or Products will not constitute a breach of any representation or warranty or other obligation under this Agreement. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, ARRAY AND TAKEDA MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE COLLABORATION TECHNOLOGY, TAKEDA TECHNOLOGY, COMPOUNDS, LEAD COMPOUNDS, DERIVATIVE COMPOUNDS, INFORMATION DISCLOSED HEREUNDER OR PRODUCTS INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY ARRAY TECHNOLOGY, TAKEDA TECHNOLOGY OR COLLABORATION TECHNOLOGY, PATENTED OR UNPATENTED, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

     9. INDEMNIFICATION

     9.1 Takeda. Takeda agrees to indemnify, defend and hold Array and its Affiliates and their respective directors, officers, employees, agents and their respective successors, heirs and assigns (the "Array Indemnitees") harmless from and against any losses, costs, claims, damages, liabilities or expense (including reasonable attorneys' and professional fees and other expenses of litigation) (collectively, "Liabilities") arising, directly or indirectly out of or in connection with Third Party claims, suits, actions, demands or judgments, relating to (i) any Compounds, Derivative Compounds or Products manufactured, used, sold or otherwise distributed by or under authority of Takeda following the Research Program (including product liability claims), or (ii) any breach by Takeda of the representations and warranties made in this Agreement, except, in each case, to the extent such Liabilities result from a material breach of this Agreement by Array, negligence or intentional misconduct of Array.

     9.2 Array. Array agrees to indemnify, defend and hold Takeda and its Affiliates and their respective directors, officers, employees, agents and their respective heirs and assigns (the "Takeda Indemnitees") harmless from and against any losses, costs, claims, damages, liabilities or expense (including reasonable attorneys' and professional fees and other expenses of litigation) (collectively, "Liabilities") arising, directly or indirectly out of or in connection with Third Party claims, suits, actions, demands or judgments, relating to any breach by Array of its representations and warranties made in this Agreement, except, in each case, to the extent such Liabilities result from a material breach of this Agreement by Takeda, negligence or intentional misconduct of Takeda.

     9.3 Procedure. In the event that any Indemnitee (either a Takeda Indemnitee or an Array Indemnitee) intends to claim indemnification under this Article 9, it shall promptly notify the


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other party in writing of such alleged Liability. The indemnifying party shall have the right to control the defense thereof with counsel of its choice as long as such counsel is reasonably acceptable to Indemnitee; provided, however, that any Indemnitee shall have the right to retain its own counsel at its own expense, for any reason, including if representation of any Indemnitee by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party reasonably represented by such counsel in such proceeding. The affected Indemnitee shall cooperate with the indemnifying party and its legal representatives in the investigation of any action, claim or liability covered by this Article 9. The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of the indemnifying party, which such party shall not be required to give.

     10. TERM AND TERMINATION

     10.1 Term. The term of this Agreement shall commence on the Effective Date, and shall continue in full force and effect until the date no further payments are due under Section 4.4, unless terminated earlier as provided in this Article 10.

     10.2 Termination for Breach. Either party to this Agreement may terminate the Research Program and this Agreement in the event the other party hereto shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for [***] days after written notice thereof was provided to the breaching party by the non-breaching party. Any termination shall become effective at the end of such [***] day period unless the breaching party (or any other party on its behalf) has cured any such breach or default prior to the expiration of the [***] day period; provided, however, in the case of a failure to pay any amount due hereunder, such default may be the basis of termination [***] business days following the date that notice of such default was provided to the breaching party.

     10.3 Termination for Insolvency. If voluntary or involuntary proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization, dissolution, liquidation or winding-up of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and not released within sixty (60) days thereafter, the other party may immediately terminate the Research Program and/or this Agreement, effective upon notice of such termination.

     10.4 Permissive Termination. Takeda may, at any time and without any specific cause, [***] prior notice to Array provided that such notice shall [***] of the Effective Date.

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     10.5 Return of Materials. Upon any termination of this Agreement, Takeda and Array shall promptly return to the other all Confidential Information received from the other party, except one copy of which may be retained for archival purposes.

     10.6 Effect of Breach or Termination.

          (a) Accrued Rights and Obligations. Termination of this Agreement for any reason shall not release either party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

     10.7 Survival Sections.

          (a) Articles 1, 6, 7, 9 and 11 and 5.4 of this Agreement, shall survive the expiration or termination of this Agreement for any reason.

          (b) In the event of termination by Array under Section 10.2 or 10.3, Sections 3.2(b), 4.2, 4.3 and 4.4 shall survive such termination in addition to above Articles, and Takeda shall assign back to Array all the right, title and interest in and to Collaboration Technology assigned to Takeda under Section 6.1(b), which thereafter shall be treated pursuant to
     Section 6.1(a).

          (c) In the event of termination by Takeda under Section 10.2 or 10.3,
     Section 3.1(b), 4.2, 4.3, and 4.4 shall survive such termination in addition to above Articles.

          (d) In the event of termination by Takeda under Section 10.4 or expiration of this Agreement, Sections 3.1(b), 3.2(b), 4.2, 4.3 and 4.4 shall survive such termination in addition to the above Articles.

     11. MISCELLANEOUS

     11.1 Governing Laws. This Agreement and any dispute arising from the construction, performance or breach hereof shall be governed by and construed, and enforced in accordance with, the laws of New York, without reference to conflicts of laws principles.

     11.2 Waiver. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

     11.3 Assignment. This Agreement shall not be assignable by either party to a Third Party without the written consent of the other party hereto; except that either party may assign this Agreement, without such consent, to an entity that acquires all or substantially all of the business or assets of such party to which this Agreement pertains (whether by merger, reorganization, acquisition, sale or otherwise), and agrees in writing to be bound by the terms and conditions of this
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Agreement. The terms and conditions shall be binding on and inure to the benefit of the permitted successors and assigns of the parties.

     11.4 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

     11.5 Compliance with Laws. In exercising their rights under this license, the parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license including, without limitation, those applicable to the discovery, development, manufacture, distribution, import and export and sale of Products pursuant to this Agreement.

     11.6 Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or by registered or certified mail, return receipt requested, postage prepaid, or by facsimile, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto and shall be deemed to have been given upon receipt:

                  If to Array, to:            Array BioPharma Corporation
                                              1885 33rd Street
                                              Boulder, Colorado, USA  80301
                                              Fax number:  (303) 449-5376

                  with a copy to:             Wilson Sonsini Goodrich & Rosati
                                              650 Page Mill Road
                                              Palo Alto, California  94304-1050
                                              Attn:  Kenneth A. Clark, Esq.
                                              Fax number:  (650) 493-6811

                  If toTakeda, to:            Takeda Chemical Industries, LTD.
                                              Strategic Research Planning
                                              Pharmaceutical Research Division
                                              17-85, Jusohonmachi 2-chome
                                              Yodogawa-ku, Osaka 532-8686
                                              Japan
                                              Attn: [***]
                                              Fax number: +81 6 6300 6834

                  11.7 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally

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

construed in order to carry out the intentions of the parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect he validity, legality or enforceability of such provision in any other jurisdiction.

     11.8 Advice of Counsel. Array and Takeda have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and will be construed accordingly.

     11.9 Force Majeure. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing party and such party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

     11.10 Complete Agreement. This Agreement with its Exhibits, constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, express or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of Array and Takeda.

     11.11 Headings. The captions to the several Sections hereof are not a part of this Agreement, but are included merely for convenience of reference and shall not affect its meaning or interpretation.

     11.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives and delivered in duplicate originals as of the Effective Date.


TAKEDA CHEMICAL INDUSTRIES, LTD.                     ARRAY BIOPHARMA INC.
---------------------------------                    -------------------

By:                                                           By:
      -----------------------------------------------              ---------------------------------------------------

Name:                                                         Name:
      -----------------------------------------------               --------------------------------------------------

Title:                                                        Title:
       ----------------------------------------------                -------------------------------------------------


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



                                   EXHIBIT 1.

                                      [***]



   1.   [***].

   2.   [***]

   3.   [***]

   4.   [***]

   5.   [***]

   6.   [***]


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                                   EXHIBIT 2.



                                  RESEARCH PLAN











         ARRAY PERSONNEL





         The following Array scientist will conduct the Research Program:



         [***]

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